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Statement to Investor Certificateholders
for Signet HELOC Trust 1995-A
Home Equity Loan Asset Backed Certificates, Series 1995-A
Pooling and Servicing Agreement dated December 06, 1995

Distribution Date                                                              11/20/97
Collection Period                                                   10/01/97 - 10/31/97

Balances and Factors

Beginning Pool Balance                                                   370,438,791.93
Beginning Invested Amount                                                358,423,449.80
Beginning Investor Certificate Principal Balance                         353,135,727.80

Ending Pool Balance                                                      362,415,399.35
Ending Invested Amount                                                   351,094,390.14
Ending Investor Certificate Principal Balance                            345,806,668.14

Pool Factor                                                                   0.7193785

Rates and Percentages
Certificate Rate                                                                  5.895%
Floating Allocation Percentage                                                    96.76%

Collections
Interest Collections (net of Servicing Fee)                                3,059,880.06
Total Principal Collections                                               17,292,181.78
   Principal Collections(Net of TDA)                                      17,292,181.78
   Transfer Deposit Amounts                                                        0.00

Servicer Advances                                                                  0.00
Policy Draw Amount                                                                 0.00
Deficiency Amount                                                                  0.00

Investor Certificate Distributions (per $1,000 certificate)
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Total Investor Certificate Interest Distribution                              3.7291403
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   Investor Certificate Interest                                              3.7291403
   Carryover Amount                                                           0.0000000
   Interest on Carryover Amount                                               0.0000000
   Overdue Investor Certificate Interest                                      0.0000000
   Interest on Overdue Investor Certificate Interest                          0.0000000

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Total Investor Certificate Principal Distribution                            15.2465762
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   Principal Distribution Amount                                             15.1720044
   Investor Certificate Liquidation Loss Amount*                              0.0745718

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Total Investor Certificate Distribution                                      18.9757165
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Other Distributions
Servicing Fee                                                                154,349.50
Reimbursement of previous Servicer Advances                                        0.00

*to be paid to Investor Certificateholders
Charge Offs, Losses, Delinquencies and REO
Current Period Charge Off Amounts                                                  0.00
Current Period Liquidation Loss Amounts                                       37,047.15
Current Period Investor Certificate Liquidation Loss Amounts                  35,846.82
Accumulated Charge Off Amounts                                                     0.00
Accumulated Liquidation Loss Amounts                                       1,066,704.24
Accumulated Investor Certificate Liquidation Loss Amounts                  1,029,834.71

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30-59 Days Delinquent
  # of Accounts                                                                     139
  Principal Balance                                                        3,368,402.46

60-89 Days Delinquent
  # of Accounts                                                                   43
  Principal Balance                                                        1,087,552.72

90 and Greater Days Delinquent
  # of Accounts                                                                   33
  Principal Balance                                                        1,075,200.78

REO
  # of Accounts                                                                       1
  Principal Balance                                                           66,876.02
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Outstanding Payments/Reimbursements

Unpaid Carryover Amounts                                                           0.00

Unreimbursed Servicer Advances                                                     0.00

Unreimbursed Liquidation Loss Amount                                               0.00

Defective/Eligible Substitute Mortgage Loans

Current Period Aggregate
Defective Mortgage Loans                                                     693,132.59

Current Period Aggregate
Eligible Substitute Mortgage Loans                                                 0.00





Signet Bank, as Seller and Servicer

Signed___________________________
Name: Suzanne Bachman
Title: Sr. Vice President
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